EXHIBIT 5

               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                December 13, 1999

Calprop Corporation
13160 Mindanao Way, Ste. 180
Marina Del Rey, California 90292

      Re: Registration Statement on Form S-8 -- Calprop Corporation 1989 Long Term Stock Incentive Plan

Gentlemen:

      This opinion is rendered to you in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 250,000 shares (the "Shares") of Common Stock, no par value (the "Common Stock") of Calprop Corporation, a California corporation (the "Company") authorized for issuance upon the exercise of options granted under the Company's 1989 Long Term Stock Incentive Plan, as amended (the "Plan").

      We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that the Shares of Common Stock issuable by the Company pursuant to the Plan are duly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                     Very truly yours,


                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP